EXHIBIT 99.1
News Release For Immediate Release www.ball.com	Investor Contact: Ann T. Scott 303-460-3537, ascott@ball.com Media Contact: Renee Robinson 303-460-2476, rarobins@ball.com

Ball Reports First Quarter 2015 Results

Highlights
●	First quarter comparable earnings per diluted share of 69 cents vs. 81 cents in 2014, including 7 cents per diluted share for unfavorable currency effects in the quarter
●	Multiple growth capital projects underway to benefit 2016 and beyond
●	Global metal beverage and aerosol packaging volume growth offset by foreign currency, project start-up costs and aluminum premium headwinds
●	Announced proposed offer for Rexam PLC; regulatory review proceeding as expected
●	2015 free cash flow still expected to be in the range of $600 million, excluding cash costs for the proposed Rexam acquisition

BROOMFIELD, Colo., April 30, 2015 -- Ball Corporation (NYSE:BLL) today reported first quarter 2015 net earnings attributable to the corporation of $20.7 million, or 15 cents per diluted share (including after tax charges of $76.1 million, or 54 cents per diluted share for business consolidation, debt refinancing and other costs) on sales of $1.9 billion, compared to $93.5 million, or 65 cents per diluted share (including after tax charges of $23.8 million, or 16 cents per diluted share for business consolidation costs, debt extinguishment costs and other activities), on sales of $2.0 billion in the first quarter of 2014. Comparable earnings per diluted share were 69 cents in the first quarter 2015 versus 81 cents in the first quarter of 2014.

“First quarter results were largely impacted by expected headwinds totaling 16 cents per diluted share from foreign currency translation, higher metal premiums in Europe, and start-up costs related to growth capital investments. We continue to invest in our future with ongoing capital projects in North America, Europe and Southeast Asia that will fully ramp up in the second half of 2015 and the first half of 2016,” said John A. Hayes, chairman, president and chief executive officer. “On Feb. 19, 2015, we announced our proposed offer for Rexam PLC, which aligns with our long-standing capital allocation strategy and Drive for 10 vision. Our work to secure necessary regulatory approvals to complete the acquisition is proceeding as expected.”

Details of comparable segment earnings and business consolidation activities can be found in the notes to the unaudited consolidated financial statements that accompany this news release.

Ball Corporation • 10 Longs Peak Drive · P.O. Box 5000 · Broomfield, CO 80021 · www.ball.com                 Page 1

Metal Beverage Packaging, Americas & Asia

Metal beverage packaging, Americas and Asia, comparable segment earnings in the first quarter 2015 were $125.0 million on sales of $1.0 billion, compared to $125.1 million on sales of $1.0 billion in the first quarter 2014.

Solid demand for specialty beverage packaging in North America offset continued weakness in carbonated soft drink containers, while volumes were down in Brazil due to challenging year-over-year comparisons following the 2014 World Cup and customer mix issues. In China, although volumes were strong due to the timing of the Chinese New Year, industry overcapacity continues to pressure market pricing. Additionally, to support the growing demand for standard and specialty metal beer packaging in Mexico, Ball is constructing a two-line can plant in Monterrey, which will begin production in the first half of 2016. The majority of the plant’s capacity is under long-term contract.

Metal Beverage Packaging, Europe

Metal beverage packaging, Europe, comparable segment earnings in the first quarter 2015 were $28.9 million on sales of $379.2 million, compared to $55.5 million on sales of $450.2 million in the first quarter 2014.

Unfavorable currency effects, higher aluminum premiums and start-up costs associated with the Oss plant expansion impacted first quarter results. Operating performance is expected to improve in the second half of the year as the Oss specialty can line begins production and with the expected continuing moderation in aluminum premiums.

Metal Food & Household Products Packaging

Metal food and household products packaging comparable segment earnings in the first quarter 2015 were $30.2 million on sales of $308.3 million, compared to $36.3 million on sales of $341.1 million in the first quarter 2014.

Segment results in the quarter were influenced by the previously disclosed U.S. food container customer shift and unfavorable currency effects. North American steel and global aluminum aerosol volumes improved in the quarter and the company continues to invest in next generation steel aerosol manufacturing technology, as well as aluminum aerosol capacity in North America, the United Kingdom and India. During the quarter, the company also acquired an easy-open end business in Canton, Ohio, to broaden its customer product offering.

Aerospace and Technologies

Aerospace and technologies comparable quarterly segment earnings in the first quarter 2015 were $20.0 million on sales of $214.8 million, compared to $24.1 million on sales of $220.7 million in the first quarter 2014.

Segment earnings reflect a greater number of program completions in the first quarter of 2014. During the quarter, the segment successfully passed the critical design review for the Geostationary Environment Monitoring Spectrometer (GEMS), which will monitor trans-boundary pollution events for

Ball Corporation • 10 Longs Peak Drive · P.O. Box 5000 · Broomfield, CO 80021 · www.ball.com                 Page 2

the Korean peninsula and Asia-Pacific region. This month, Ball is celebrating the 25th anniversary of the Hubble Space Telescope, for which Ball built seven optical instruments. Contracted backlog levels were $713.7 million for the quarter and the segment continues to pursue several large programs that are expected to be awarded in the coming months.

Outlook

“We continue to expect 2015 free cash flow to be in the range of $600 million, excluding cash costs for the proposed Rexam acquisition, and we have initiated multiple currency and interest rate hedges to mitigate risk related to the proposed acquisition,” said Scott C. Morrison, senior vice president and chief financial officer.

“Operationally, our first quarter results were largely in line with our expectations. While metal premiums and start-up costs will persist in the second quarter, and currency translation will remain a headwind for the balance of the year, our business remains solid,” Hayes said.

About Ball Corporation

Ball Corporation supplies innovative, sustainable packaging solutions for beverage, food and household products customers, as well as aerospace and other technologies and services primarily for the U.S. government. Ball Corporation and its subsidiaries employ 14,500 people worldwide and reported 2014 sales of $8.6 billion. For more information, visit www.ball.com, or connect with us on Facebook or Twitter.

Conference Call Details
Ball Corporation will announce its first quarter 2015 earnings on Thursday, April 30, 2015, before trading begins on the New York Stock Exchange. At 9 a.m. Mountain Time on that day (11 a.m. Eastern), Ball will hold its regular quarterly conference call on the company's results and performance. The North American toll-free number for the call is 800-268-2160. International callers should dial 303-223-2680. Please use the following URL for a webcast of the live call:

http://edge.media-server.com/m/p/mryfipop/lan/en

For those unable to listen to the live call, a taped replay will be available from 11 a.m. Mountain Time on April 30, 2015, until 11 a.m. Mountain Time on May 7, 2015. To access the replay, call 800-633-8284 (North American callers) or 402-977-9140 (international callers) and use reservation number 21765928. A written transcript of the call will be posted within 48 hours of the call's conclusion to Ball's website at www.ball.com/investors under "news and presentations."

Additional Information and Where to Find It
This release may be deemed to be solicitation material in respect of the proposed acquisition of Rexam PLC (“Rexam”) by Ball Corporation (“Ball”), including the issuance of shares of Ball common stock in respect of the proposed acquisition. In connection with the foregoing proposed issuance of Ball common stock, Ball expects to file a proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). To the extent Ball effects the acquisition of Rexam as a scheme of arrangement under English law, the issuance of Ball common stock in the acquisition would not be expected to require registration under the Securities Act of 1933, as amended (the “Act”), pursuant to an exemption provided by Section 3(a)(10) under the Act.  In the event that Ball determines to conduct the acquisition pursuant to a takeover offer or otherwise in a manner that is not exempt from the registration requirements of the Act, it will file a registration statement with the SEC containing a prospectus with respect to the Ball common stock that would be issued in the acquisition. INVESTORS AND SECURITY HOLDERS OF BALL ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED ACQUISITION THAT BALL WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BALL, THE PROPOSED ISSUANCE OF BALL COMMON STOCK, AND THE PROPOSED ACQUISITION. The preliminary proxy statement, the definitive proxy statement, any registration statement/prospectus, in each case as applicable, and other relevant materials in connection with

Ball Corporation • 10 Longs Peak Drive · P.O. Box 5000 · Broomfield, CO 80021 · www.ball.com                Page 3

the proposed issuance of Ball common stock and the proposed acquisition (when they become available), and any other documents filed by Ball with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by sending a request to: Investor Relations, Ball Corp., 10 Longs Peak Drive, Broomfield, CO 80021-2510.

Ball and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Ball’s stockholders with respect to the proposed acquisition, including the proposed issuance of Ball common stock in respect of the proposed acquisition. Information about Ball’s directors and executive officers and their ownership of Ball’s common stock is set forth in Ball’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 20, 2015 and Ball’s definitive proxy statement for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 16, 2015. Information regarding the identity of the potential participants, and their direct or indirect interests in the solicitation, by security holdings or otherwise, will be set forth in the proxy statement and/or any registration statement/prospectus and other materials to be filed with the SEC in connection with the proposed acquisition and issuance of Ball common stock in the proposed acquisition.

Forward-Looking Statements
This release contains “forward-looking” statements concerning future events and financial performance. Words such as “expects,” “anticipates,” “estimates” and similar expressions identify forward-looking statements. Such statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key risks and uncertainties are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in our Form 10-K, which are available on our website and at www.sec.gov. Factors that might affect: a) our packaging segments include product demand fluctuations; availability/cost of raw materials; competitive packaging, pricing and substitution; changes in climate and weather; crop yields; competitive activity; failure to achieve productivity improvements or cost reductions; mandatory deposit or other restrictive packaging laws; customer and supplier consolidation, power and supply chain influence; changes in major customer or supplier contracts or loss of a major customer or supplier; political instability and sanctions; and changes in foreign exchange or tax rates; b) our aerospace segment include funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts; c) the company as a whole include those listed plus: changes in senior management; regulatory action or issues including tax, environmental, health and workplace safety, including U.S. FDA and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; litigation; strikes; labor cost changes; rates of return on assets of the company’s defined benefit retirement plans; pension changes; uncertainties surrounding the U.S. government budget, sequestration and debt limit; reduced cash flow; ability to achieve cost-out initiatives; interest rates affecting our debt; and successful or unsuccessful acquisitions and divestitures, including, with respect to the proposed Rexam acquisition, the effect of the announcement of the acquisition on our business relationships, operating results and business generally; the occurrence of any event or other circumstances that could give rise to the termination of our definitive agreement with Rexam in respect of the acquisition or the proposed acquisition; the outcome of any legal proceedings that may be instituted against us related to the definitive agreement with Rexam or the proposed acquisition; and the failure to satisfy conditions to completion of the proposed acquisition of Rexam, including the receipt of all required regulatory approvals.

No profit forecast
Nothing contained herein shall be deemed to be a forecast, projection or estimate of the future financial performance of Ball, Rexam or the combined business of Ball and Rexam following completion of the combination, unless otherwise stated.

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Ball Corporation • 10 Longs Peak Drive · P.O. Box 5000 · Broomfield, CO 80021 · www.ball.com               Page 4

Condensed Financial Statements (First Quarter 2015)

Unaudited Condensed Consolidated Statements of Earnings

	Three Months Ended March 31,
($ in millions, except per share amounts)	2015	2014

Net sales	$1,923.1	$2,006.8

Costs and expenses

Cost of sales (excluding depreciation and amortization)	(1,560.9)	(1,612.9)
Depreciation and amortization	(68.3)	(68.8)
Selling, general and administrative	(116.0)	(107.7)
Business consolidation and other activities	(52.0)	–

	(1,797.2)	(1,789.4)

Earnings before interest and taxes	125.9	217.4

Interest expense	(38.5)	(40.2)
Debt refinancing and other costs	(59.9)	(33.1)
Total interest expense	(98.4)	(73.3)
Earnings before taxes	27.5	144.1
Tax provision	(0.5)	(39.6)
Equity in results of affiliates, net of tax	0.5	0.4

Net earnings	27.5	104.9

Less net earnings attributable to noncontrolling interests	(6.8)	(11.4)

Net earnings attributable to Ball Corporation	$20.7	$93.5

Earnings per share:
Basic	$0.15	$0.67
Diluted	$0.15	$0.65

Weighted average shares outstanding (000s):
Basic	137,086	140,405
Diluted	141,076	144,058

Condensed Financial Statements (First Quarter 2015)

Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
($ in millions)	2015	2014

Cash Flows from Operating Activities:
Net earnings	$27.5	$104.9
Depreciation and amortization	68.3	68.8
Business consolidation and other activities	52.0	–
Deferred tax provision	(24.7)	2.6
Other, net	10.0	(10.5)
Changes in working capital	(330.0)	(302.0)
Cash provided by (used in) operating activities	(196.9)	(136.2)

Cash Flows from Investing Activities:
Capital expenditures	(105.5)	(61.4)
Business acquisitions	(29.1)	–
Other, net	30.5	6.3
Cash provided by (used in) investing activities	(104.1)	(55.1)

Cash Flows from Financing Activities:
Changes in borrowings, net	358.3	161.2
Net issuances (purchases) of common stock	6.0	(193.5)
Dividends	(18.2)	(18.6)
Other, net	(18.7)	5.8
Cash provided by (used in) financing activities	327.4	(45.1)
Effect of currency exchange rate changes on cash	11.0	(4.2)
Change in cash	37.4	(240.6)
Cash–beginning of period	191.4	416.0
Cash–end of period	$228.8	$175.4

Condensed Financial Statements (First Quarter 2015)

Unaudited Condensed Consolidated Balance Sheets

	March 31,
($ in millions)	2015	2014

Assets
Current assets
Cash and cash equivalents	$228.8	$175.4
Receivables, net	1,043.7	981.1
Inventories, net	1,033.2	1,081.6
Deferred taxes and other current assets	162.2	171.4
Total current assets	2,467.9	2,409.5
Property, plant and equipment, net	2,423.6	2,360.2
Goodwill	2,177.8	2,394.2
Other assets, net	591.2	581.2
Total assets	$7,660.5	$7,745.1

Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt and current portion of long-term debt	$344.7	$412.9
Payables and other accrued liabilities	1,694.6	1,408.4
Total current liabilities	2,039.3	1,821.3
Long-term debt	3,152.1	3,357.7
Other long-term liabilities	1,315.7	1,259.3
Shareholders’ equity	1,153.4	1,306.8
Total liabilities and shareholders’ equity	$7,660.5	$7,745.1

Notes to the Condensed Financial Statements (First Quarter 2015)

1. Business Segment Information

	Three Months Ended March 31,
($ in millions)	2015	2014

Net sales–

Metal beverage packaging, Americas & Asia	$1,023.0	$997.6
Metal beverage packaging, Europe	379.2	450.2
Metal food & household products packaging	308.3	341.1
Aerospace & technologies	214.8	220.7
Corporate and intercompany eliminations	(2.2)	(2.8)
Net sales	$1,923.1	$2,006.8

Earnings before interest and taxes–

Metal beverage packaging, Americas & Asia	$125.0	$125.1
Business consolidation and other activities	(2.3)	4.8
Total metal beverage packaging, Americas & Asia	122.7	129.9

Metal beverage packaging, Europe	28.9	55.5
Business consolidation and other activities	(2.0)	(1.2)
Total metal beverage packaging, Europe	26.9	54.3

Metal food & household products packaging	30.2	36.3
Business consolidation and other activities	(0.2)	(3.1)
Total metal food & household products packaging	30.0	33.2

Aerospace & technologies	20.0	24.1
Business consolidation and other activities	0.7	–
Total aerospace & technologies	20.7	24.1

Segment earnings before interest and taxes	200.3	241.5

Undistributed corporate expenses and intercompany eliminations, net	(26.2)	(23.6)
Business consolidation and other activities	(48.2)	(0.5)
Total undistributed corporate expenses and intercompany eliminations, net	(74.4)	(24.1)

Earnings before interest and taxes	$125.9	$217.4

Notes to the Condensed Financial Statements (First Quarter 2015)

2. Business Consolidation Activities and Other Noncomparable Items

	Announcement	Three Months Ended March 31,
($ in millions)	Date	2015	2014

Business Consolidation Activities:
Metal beverage packaging, Americas & Asia
Individually insignificant items		$(2.3)	$4.8

Metal beverage packaging, Europe
Individually insignificant items		(2.0)	(1.2)

Metal food & household products packaging
Individually insignificant items		(0.2)	(3.1)

Aerospace & technologies
Individually insignificant items		0.7	–

Corporate
Transaction costs (1)	Feb. 2015	(20.2)	–
Economic hedge - currency exchange rate risk (1)		(27.7)	–
Other		(0.3)	(0.5)
Total corporate		(48.2)	(0.5)

Total business consolidation and other activities, pretax		(52.0)	–
Tax effect on business consolidation and other activities		17.1	(1.1)
Tax effect related to relocation of the company's European headquarters	Mar. 2012	(1.7)	(2.1)
Total tax effect		15.4	(3.2)
Total business consolidation and other activities, net of tax		$(36.6)	$(3.2)

Debt Refinancing and Other Costs:
Redemption of 7.375% senior notes, due September 2019 (4)	Jan. 2014	$–	$(33.1)
Redemption of 6.75% and 5.75% senior notes, due September 2020 and May 2021, respectively (2)	Feb. 2015	(55.8)	–
Refinance of senior credit facilities (2)		(1.7)	–
Unsecured, committed bridge facility (3)	Feb. 2015	(2.3)	–
Economic hedge - interest rate risk (1)		(0.1)	–
Total debt refinancing and other costs		(59.9)	(33.1)
Tax effect		20.4	12.5
Total debt refinancing and other costs, net of tax		$(39.5)	$(20.6)
______________________________________________________
(1)
During the first quarter of 2015, the company recorded charges for professional services and other costs associated with the proposed acquisition of Rexam announced in February 2015.

Also during the first quarter of 2015, the company entered into derivative financial instruments to reduce its currency exchange rate exposure associated with the British pound denominated cash portion of the announced, proposed acquisition of Rexam and entered into derivative financial instruments to mitigate its exposure to interest rate changes associated with anticipated debt issuances also in connection with the cash portion of the announced, proposed acquisition of Rexam.

(2)
In February 2015, the company entered into a new $3 billion revolving credit facility to: 1) replace its existing revolving credit facility, 2) repay its Term C loan, 3) repay the outstanding balance on the existing revolving credit facility, 4) redeem the 2020 and 2021 senior notes and 5) repay the existing private placement debt of Rexam upon closing of the announced, proposed acquisition of Rexam.

During the first quarter of 2015, the company recorded charges for the write off of unamortized deferred financing costs associated with the refinancing of the revolving credit facility and repayment of the Term C loan.

In March 2015, the company completed the redemption of both its outstanding 2020 and 2021 senior notes and recorded charges for the associated call premiums and the write offs of unamortized financing costs and premiums.

(3)
During the first quarter of 2015, the company recorded charges for the amortization of deferred financing costs associated with the £3.3 billion unsecured, committed bridge loan agreement, entered into in February 2015, in connection with the announced, proposed acquisition of Rexam.

(4)	In January 2014, Ball completed the redemption of its outstanding 2019 senior notes and recorded charges for the associated call premium and the write off of unamortized financing costs and premiums.

Notes to the Condensed Financial Statements (First Quarter 2015)

2. Business Consolidation Activities and Other Noncomparable Items (continued)

A summary of the effects of the above transactions on after-tax earnings is as follows:

	Three Months Ended March 31,
($ in millions, except per share amounts)	2015	2014

Net earnings attributable to Ball Corporation, as reported	$20.7	$93.5
Business consolidation and other activities, net of tax	36.6	3.2
Debt refinancing and other costs, net of tax	39.5	20.6

Net earnings attributable to Ball Corporation before above transactions (Comparable Net Earnings)	$96.8	$117.3
Per diluted share before above transactions	$0.69	$0.81

A summary of the effects of the above transactions on earnings before interest and taxes is as follows:

	Three Months Ended March 31,
($ in millions)	2015	2014

Earnings before interest and taxes, as reported	$125.9	$217.4
Business consolidation and other activities	52.0	–

EBIT before above transactions (Comparable EBIT)	$177.9	$217.4

Non-U.S. GAAP Measures–Non-U.S. GAAP measures should not be considered in isolation. They should not be considered superior to, or a substitute for, financial measures calculated in accordance with U.S. GAAP and may not be comparable to similarly titled measures of other companies. Presentations of earnings and cash flows presented in accordance with U.S. GAAP are available in this earnings release and quarterly and annual regulatory filings.